SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 14, 1999




                            CLASSIC BANCSHARES, INC.
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             (Exact name of Registrant as specified in its Charter)


            Delaware                   0-27170                61-1289391
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of incorporation)                                              No.)



 344 17th Street, Ashland, Kentucky                                 41101
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  (Address of principal executive offices)                        (Zip Code)




        Registrant's telephone number, including area code: (606) 325-4789
                                                            --------------


                                       N/A
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           (Former name or former address, if changed since last report)

Item 5.     Other Events

     On May 14, 1999, the Registrant issued the press release attached hereto as
Exhibit 99, announcing the completion of its acquisition of Citizens Bank, Grayson.

Item 7.     Financial Statements and Exhibits

     (c)    Exhibits

            99  Press release dated May 14, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CLASSIC BANCSHARES, INC.




Date: May 26, 1999                      By: /s/Lisah M. Frazier
      -----------------                 -------------------------------
                                        Lisah M. Frazier, Senior Vice
                                        President, Treasurer and Chief
                                        Financial Officer

                                   EXHIBIT 99

FOR IMMEDIATE RELEASE

    For Additional Information Contact:
    David B. Barbour, President and Chief Executive Officer
    Lisah Frazier, Senior Vice President, Treasurer and Chief Financial Officer
    (606) 325-4789
    Fax (606) 324-1307

     CLASSIC BANCSHARES, INC. ANNOUNCES THE COMPLETION OF THE ACQUISITION OF
                             CITIZENS BANK, GRAYSON

     Ashland,  Kentucky,  -- May 14, 1999 -- Classic Bancshares,  Inc. (NASDAQ -
CLAS), the holding company for Classic Bank and The First National Bank of Paintsville, announced the completion of the acquisition of Citizens Bank, Grayson by Classic on May 14, 1999. At the close of the transaction, Citizens Bank, Grayson was merged with and into Classic Bank with Classic Bank as the surviving institution. The former shareholders of Citizens Bank, Grayson are entitled to receive $75.00 in cash for each Citizens Bank, Grayson share they held, for a total aggregate consideration of $4.5 million.

     Headquartered in Ashland, Kentucky, the Company had total assets of $142.9 million at March 31, 1999. Classic Bank operates at 344 Seventeenth Street, Ashland, Kentucky with two branch offices located in Boyd and Greenup Counties. First National Bank of Paintsville operates at 240 Main Street, Paintsville, Kentucky with one branch located in Johnson County.